Exhibit 99.2
Form of Intersyndicate Agreement
for the Global Sale And Placement of
525,000,000 Units, Including Units in the Form of American Depositary Shares of
Banco Santander (Brasil) S.A.
October 6, 2009
     Banco Santander (Brasil) S.A. (the “Company”), a sociedade por ações (corporation), incorporated under the laws of the Federative Republic of Brazil (“Brazil”) has entered into a Brazilian underwriting agreement (the “Brazilian Underwriting Agreement”), dated as of the date hereof, with Banco Santander (Brasil) S.A., Banco Credit Suisse (Brasil) S.A., Banco Merrill Lynch de Investimentos S.A. and Banco BTG Pactual S.A. (each a “Brazilian Underwriter”, and together the “Brazilian Underwriters”) for the sale by the Company of an aggregate of [•] units, each of which represents initially 48.125 subscription receipts for common shares, 6.875 common shares, 43.750 subscription receipts for preferred shares and 6.250 preferred shares, and after the Capital Increase Approval Date (as defined in the International Underwriting Agreement (as defined below)) 55 common shares, without par value, and 50 preferred shares, without par value, to be issued by the Company (the “Firm Units”). In the Brazilian Underwriting Agreement, the Company also granted an option to the Brazilian Underwriters to acquire additional units (“Optional Units”, and, together with the Firm Units, the “Units”) to cover over-allotments, if any. The Brazilian Underwriters are collectively referred to herein as a “Syndicate”.
     Pursuant to an international underwriting and placement agreement (the “International Underwriting Agreement”), dated the date hereof, among Santander Investment Securities Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC (the “Representatives”, and, together with the underwriters named in Schedule A to the International Underwriting Agreement, the “International Underwriters”, and together with the Brazilian Underwriters, the “Underwriters”) act as placement agents on behalf of the Brazilian Underwriters with respect to the placement of the Units outside Brazil, subject to the terms and conditions stated therein. The International Underwriters are collectively referred to herein as a “Syndicate”.
     Pursuant to the International Underwriting Agreement, the Company proposed, subject to the terms and conditions stated therein, to sell to the International Underwriters, [•] Units in the form of American depositary shares (the “Firm ADSs”), in the respective amounts set forth in Schedule A thereto. Each ADS represents one Unit. The ADSs will be evidenced by American depositary receipts (“ADRs”) to be issued under a deposit agreement, dated as of the First Closing Date (as defined in the International Underwriting Agreement), among the Company, JPMorgan Chase Bank, N.A. as depositary, and the registered holders and beneficial owners from time to time of the ADSs issued hereunder. The ADSs are offered by the International Underwriters in the United States and other countries outside of Brazil. In addition, the Company granted the International Underwriters an option, exercisable by Credit Suisse Securities (USA) LLC, upon notification of the other Representatives to purchase up to an additional 75,000,000 Units in the form of ADSs (less the number of Optional Units acquired by the Brazilian Underwriters) within 30 days from the date of the commencement of trading of ADSs on the New York

Stock Exchange (“Optional ADSs”, and, together with the Firm ADSs, the “ADSs”). The Units, together with ADSs, are hereinafter collectively referred to as the “Offered Securities.”
     The International Underwriters and the Brazilian Underwriters deem it necessary and advisable that certain of the activities of the International Underwriters and the Brazilian Underwriters be coordinated pursuant to this Agreement and hereby agree as follows:
     1. Inter-syndicate Purchases and Sales. The International Underwriters and the Brazilian Underwriters agree that they will consult with each other as to the availability for sale to the public from time to time of Offered Securities placed on behalf of or purchased from the Company pursuant to the International Underwriting Agreement and the Brazilian Underwriting Agreement, respectively, until the earlier of (a) the completion of the distribution of the Offered Securities offered by the International Underwriters outside Brazil and (b) the completion of the distribution of the Offered Securities offered by the Brazilian Underwriters in Brazil. From time to time, the International Underwriters and the Brazilian Underwriters, may purchase and sell between Syndicates such number of ADSs or Units, as agreed upon among the International Underwriters and the Brazilian Underwriters.
     Unless otherwise determined by agreement of the Representatives and the Brazilian Underwriters, the price and currency settlement of any Offered Securities so purchased or sold shall be the then effective public offering price, in the currency contemplated for the placement and purchase of the Offered Securities in the International Underwriting Agreement and the Brazilian Underwriting Agreement, as applicable, less (a) the selling concession that would otherwise apply to such Offered Securities if such Offered Securities were not purchased and sold under this Section 1 or (b) such lesser amount as the Representatives and the Brazilian Underwriters may agree. Settlement with respect to any Offered Securities transferred hereunder prior to the First Closing Date shall be made on the First Closing Date, if feasible, but in no event later than three business days after the transfer date, and, in the case of purchases and sales made after the First Closing Date, as promptly as practicable but in no event later than three business days after the transfer date. Certificates representing the Units so placed or ADRs so purchased, as the case may be, shall be delivered on the respective settlement dates. For purposes of Rule 15c6-1 under the United States Securities Exchange Act of 1934, the settlement dates set forth herein or established pursuant to the provisions hereof shall prevail if later than the applicable settlement dates prescribed by or pursuant to such Rule. The liability for payment to the Company of the purchase price of the Offered Securities being placed or purchased under the International Underwriting Agreement and the liability for payment to the Company of the purchase price of the Offered Securities being placed or purchased under the Brazilian Underwriting Agreement shall not be affected by the provisions of this Agreement.
     The proportionate share of any International Underwriter or Brazilian Underwriter in respect of the obligation of International Underwriters or Brazilian Underwriters to place or purchase Offered Securities under this Section 1 shall, unless such International Underwriter or Brazilian Underwriter otherwise agrees, as the case may be, be no greater than the proportion of (a) the total number of Firm ADSs or Firm Units (plus such additional Offered Securities as may be required by the International Underwriting Agreement or the Brazilian Underwriting Agreement to be placed or purchased by such International Underwriter or Brazilian Underwriter in the event of a default by one or more of the International Underwriters or Brazilian Underwriters) that such International Underwriter or Brazilian Underwriter is obligated to place or purchase under the International Underwriting Agreement or the Brazilian Underwriting Agreement, respectively (hereinafter referred to as such International Underwriter’s or Brazilian Underwriter’s “underwriting commitment”), to (b) the total number of shares of Firm ADSs or Firm Units, as applicable. In making the foregoing computation, or otherwise whenever computations are contemplated herein that involve both numbers of ADSs and numbers of Units, such computations shall be made on a consistent basis, by first converting the number of ADSs into the number of Units they represent.
     2. Selling Restrictions. Each International Underwriter agrees that, except for (a) placements,

purchases and sales among Underwriters pursuant to this Agreement and (b) stabilization transactions contemplated under Section 3 hereof, it has not offered, sold or delivered, and will not offer, sell or deliver, directly or indirectly, Offered Securities or distribute any prospectus relating to the Offered Securities to any person whom it believes to be a Brazilian Person (as such term is defined below) or to any person whom it believes intends to reoffer, resell or deliver the same, directly or indirectly, to any Brazilian Person, and any bank, broker or dealer to whom such International Underwriters may sell the Offered Securities will agree that it will not offer, resell or deliver the Offered Securities directly or indirectly to any person whom such bank, broker or dealer believes to be a Brazilian Person.
     Each Brazilian Underwriter agrees that, except for (a) placements, purchases and sales among Underwriters pursuant to this Agreement and (b) stabilization transactions contemplated under Section 3 hereof, it has offered, sold or delivered, and will offer, sell or deliver, directly or indirectly, Offered Securities only to persons whom it believes to be Brazilian Persons or Authorized Non-Brazilian Investors (as such term is defined below) and persons whom it believes intend to reoffer, resell or deliver the same, directly or indirectly, only to Brazilian Persons or Authorized Non-Brazilian Investors, and any bank, broker or dealer to whom such Brazilian Underwriter may sell the Offered Securities will agree that it will only offer, resell and deliver the Offered Securities directly or indirectly to persons whom such bank, broker or dealer believes to be Brazilian Persons or Authorized Non-Brazilian Investors.
     As used herein, “Brazilian Person” shall mean any (i) individual who is resident in Brazil, (ii) corporation, partnership, limited liability company, pension, profit-sharing or other trust, or other entity organized under or governed by the laws of Brazil or any political subdivision thereof (other than the foreign branch or office of any Brazilian Person), and shall include any Brazilian branch or office of a person other than a Brazilian Person. “Brazil” shall mean the Federative Republic of Brazil and all areas subject to its jurisdiction.
     As used herein, “Authorized Non-Brazilian Investor” shall mean any U.S. or other international investors, who are acting in Brazil through (a) foreign direct investments under Law No. 4,131/62, or (b) foreign portfolio investments under Resolution No. 2,689 of the Conselho Monetário Nacional (National Monetary Council) and Comissão de Valores Mobiliários (Brazilian Securities Commission, or CVM) Instruction No. 325.
     Each Brazilian Underwriter agrees for the benefit of the several International Underwriters to comply with the provisions of the Brazilian Underwriting Agreement with respect to the Offered Securities. Each International Underwriter agrees for the benefit of the several Brazilian Underwriters to comply with the Credit Suisse Master Agreement Among Underwriters as in effect (including any modification to the terms thereof by telex or other amendment) with respect to the Offered Securities (the “Agreement Among International Underwriters”).
     3. Stabilizing. The overall direction and planning of over-allotments under the Brazilian Underwriting Agreement (after notification has been given to the other Brazilian Underwriters) and the stabilization transactions on the BM&FBOVESPA contemplated herein shall be the responsibility of Banco de Investimentos Credit Suisse (Brasil) S.A.. The overall direction and planning of over-allotments under the International Underwriting Agreement (after notification has been given to the other Representatives) and the stabilization transactions on the New York Stock Exchange contemplated herein shall be the responsibility of Credit Suisse Securities (USA) LLC. All stabilization transactions, whether in the United States or otherwise, shall be conducted in compliance with any applicable laws and regulations.
     All over-allotments, stabilization purchases, purchases to cover syndicate short positions, exercises of the over-allotment options granted under the International Underwriting Agreement and the Brazilian Underwriting Agreement and related expenses shall be for the accounts of the several Underwriters in proportion to their respective underwriting commitments. In no event shall the net commitment of any

Underwriter, for either long or short account, resulting from the transactions described in the previous sentence exceed 20% of its underwriting commitment. For the purposes of the foregoing, an Underwriter’s net commitment for short account will be computed assuming that all Optional Units or Optional ADSs, as the case may be, which may be purchased for such Underwriter’s account pursuant to exercise of the over-allotment option are so acquired, whether or not the over-allotment option is exercised, and are allocated on a pro rata basis between the Syndicates as contemplated in Section 4 hereof.
     4. Over-Allotment Option. As set forth in the International Underwriting Agreement and the Brazilian Underwriting Agreement, any over-allotment option shall be exercised at the direction of Credit Suisse Securities (USA) LLC and Banco de Investimento Credit Suisse (Brasil) S.A. on behalf of the respective Syndicates. The obligation of each Syndicate to place or purchase Optional ADSs or Optional Units upon each exercise of the over-allotment option shall be in proportion to the aggregate underwriting commitment of the Underwriters comprising such Syndicate. The obligations of the Underwriters comprising a Syndicate to place or purchase Optional ADSs or Optional Units upon exercise of the over-allotment option shall be in such proportions as are specified in or determined pursuant to the International Underwriting Agreement or the Brazilian Underwriting Agreement, as the case may be, and shall be several and not joint obligations of such Underwriters.
     5. Expenses. To the extent not reimbursed by the Company, the payment of (a) legal fees and disbursements of United States and foreign counsel to the International Underwriters and Brazilian Underwriters incurred in connection with the placement and underwriting of the Offered Securities, (b) advertising fees and (c) other expenses as agreed between the International Underwriters and the Brazilian Underwriters, will be made on a pro rata basis by each of the Syndicates in accordance with their respective underwriting commitments, or on such other basis as may be agreed between the International Underwriters and the Brazilian Underwriters. Expenses in connection with stabilization and over-allotment shall be allocated as contemplated in Section 3 hereof. Subject to the previous two sentences, the International Underwriters will pay the aggregate expenses incurred in connection with the placement, purchase, carrying or sale of the Offered Securities by the International Underwriters, and the Brazilian Underwriters will pay the aggregate expenses incurred in connection with the placement, purchase, carrying or sale of the Offered Securities by the Brazilian Underwriters.
     6. Public Offering. Changes in the respective public offering price per Offered Security or in the respective concessions and reallowances to dealers per Offered Security will be made only upon the agreement of the International Underwriters and the Brazilian Underwriters during the period referred to in the first sentence of Section 1 hereof. Any such change shall be made concurrently in the offering by the International Underwriters and the offering by the Brazilian Underwriters, and shall take into account the ratio of Units to ADSs, in each case as determined in the sole discretion of the Representatives and the Brazilian Underwriters.
     7. Additional Undertakings. Each of the International Underwriters and the Brazilian Underwriters agrees that: (i) they will keep each other informed of the progress of the offering and distribution of the Offered Securities; and (ii) any press or public announcement, public comment or advertising with respect to the offering of the Offered Securities shall be as agreed upon by the Underwriters, including press or public announcements, public comments or advertising permitted by applicable law to be made in the manner in which it is made.
     Each Underwriter hereby represents that its participation in the offering of the Offered Securities does not contravene any U.S. or state banking law restricting the exercise of securities powers in the United States.
     Each Brazilian Underwriter confirms that it is a dealer actually engaged in the investment banking or securities business and that it is a dealer with its principal place of business located outside the United

States and not registered with the U.S. Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended. Each Brazilian Underwriter hereby agrees to comply with (i) the provisions of Rules 2730, 2740 and 2750 of the FINRA Conduct Rules as though it were a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) Rule 2420 of such Conduct Rules as such Rule applies to non-member foreign dealers, and (iii) FINRA Rule 2790 to the extent it acts as a “conduit” (within the meaning of the Rule) for a FINRA member with respect to the disposition of the Offered Securities, as applicable.
     8. Closing Date; Termination of the International Underwriting Agreement or the Brazilian Underwriting Agreement. If any closing date is not on the day provided in the International Underwriting Agreement and in the Brazilian Underwriting Agreement (the “Closing Date”), the Representatives and the Brazilian Underwriters will mutually agree on a postponed date within the time permitted by such agreements and the settlement dates herein provided shall be adjusted accordingly.
     The Representatives shall not terminate the International Underwriting Agreement pursuant to the conditions set forth therein, except after consultation with the Brazilian Underwriters, and the Brazilian Underwriters shall not terminate the Brazilian Underwriting Agreement pursuant to the conditions set forth therein, except after consultation with the Representatives.
     9. Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.
     10. Termination of Syndicate Restrictions. The obligations of the Underwriters set forth in Section 2 hereof shall terminate upon the earlier of (a) the agreement of the Representatives and the Brazilian Underwriters, or (b) 45 days after the date hereof, unless the Representatives and the Brazilian Underwriters shall have given notice to the other parties hereto that the sale of Offered Securities by the Representatives or the Brazilian Underwriters, as the case may be, has not yet been completed. The Representatives and the Brazilian Underwriters may agree pursuant to clause (a) to terminate the obligations of the Underwriters set forth in Section 2 hereof other than the last paragraph of Section 4(a) or the Agreement among Representatives, which shall survive until separately terminated pursuant to clause (a) or (b) of this Section 10. If the notice referred to in clause (b) is given, the obligations set forth in Section 2 hereof shall survive until the expiration of an additional 15 days from the date of such notice.
     11. Position of the International Underwriters and the Brazilian Underwriters. None of the International Underwriters nor the Brazilian Underwriters will be under any liability to any Underwriter for any act or omission except for obligations expressly assumed by the International Underwriters and the Brazilian Underwriters, respectively, herein, and no obligations on part of the International Underwriters and the Brazilian Underwriters will be implied hereby or inferred herefrom. The rights and liabilities of the Underwriters are several and not joint and nothing herein contained shall constitute or be deemed to constitute the Underwriters as partners with each other or render any Underwriters liable for the obligations of any other Underwriter. No Underwriter shall be bound in any way by the acts of any other Underwriter in respect of the issue of the Offered Securities except as expressly provided. The duties of the International Underwriters and the Brazilian Underwriters shall be administrative and not fiduciary in nature.
     12. Qualified Independent Underwriter. Each International Underwriter other than Credit Suisse Securities (USA) LLC will pay to Credit Suisse Securities (USA) LLC upon its request, as contribution, such Underwriter’s proportionate share, based upon such Underwriter’s underwriting commitment, of any losses, claims, damages or liabilities, joint or several, paid or incurred by Credit Suisse Securities (USA) LLC to any person, arising out of or based upon Credit Suisse Securities (USA) LLC S.A.’s acting (or alleged failing to act) in the capacity of “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the FINRA in connection with the offering of the Offered Securities; and will pay such proportionate share of any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter’s obligation under this Section 12, appropriate adjustment may be made by the QIU to reflect any amounts received by the QIU in respect of such claim from the Company or any other person (other than an Underwriter) pursuant to the International Underwriting Agreement, the Brazilian Underwriting Agreement or otherwise. If any such claim is contested, the QIU may take such action in connection therewith as the QIU deems necessary or desirable, including retention of separate counsel for itself, and the fees and disbursements of any counsel so retained by it shall be included in amounts payable pursuant to this Section 12. In determining amounts payable pursuant to this Section, any loss, claim, damage, liability or expense incurred by any person controlling the QIU within the meaning of Section 15 of the United States Securities Act of 1933 which has been incurred by reason of such control relationship shall be deemed to have been incurred by the QIU. The QIU may settle or consent to the settlement of any such claim, on advice of counsel retained by it. Whenever the QIU receives notice of the assertion of any claim to which the provisions of this Section would be applicable, it will give prompt notice thereof to each Underwriter. If any Underwriter or Underwriters default in their obligation to make payments under this Section, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter’s underwriting obligation as related to the underwriting obligations of all non-defaulting Underwriters.
     13. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.
     The parties hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the undersigned for themselves and for the Underwriters as set forth herein.

The Representatives Santander Investment Securities INC.
By:
[Name]
[Insert title]

Credit Suisse Securities (USA) LLC
By:
[Name]
[Insert title]

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:
[Name]
[Insert title]

Ubs Securities LLC
By:
[Name]
[Insert title]

By:
[Name]
[Insert title]

(Signature page of the Intersyndicate Agreement for the Global Sale and Placement of up to 525,000,000 Units, including in the form of the American Depositary Shares between Santander Investment Securities Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, and Banco Santander (Brasil) S.A., Banco de Investimentos Credit Suisse (Brasil) S.A., Banco Merrill Lynch de Investimentos S.A. and Banco BTG Pactual S.A.)

The Brazilian Underwriters Banco Santander (brasil) S.A.
By:
[Name]
[Insert title]

Banco De INVESTIMENTOS Credit Suisse (Brasil) S.A.
By:
[Name]
[Insert title]

Banco Merrill Lynch de Investimentos S.A.
By:
[Name]
[Insert title]

Banco BTG Pactual S.A.
By:
[Name]
[Insert title]

By:
[Name]
[Insert title]